Exhibit 99.1

Tenneco Reports Third Quarter Financial Results

  Total revenue up 23%
  OE revenue up 27%; global aftermarket revenue up 10% year-over-year
  EBIT increased 90% year-over-year
  Net income rose $18 million; EPS up 34-cents year-over-year

LAKE FOREST, Ill.--(BUSINESS WIRE)--October 28, 2010--Tenneco Inc. (NYSE: TEN) reported third quarter net income of $10 million, or 17-cents per diluted share, up from a net loss of $8 million, or 17-cents per diluted share, in third quarter 2009. Adjusted for the items below, net income increased to $24 million, or 39-cents per diluted share, from $3 million, or 7-cents per diluted share, a year ago, on a higher share count. The tables in this press release reconcile GAAP results to non-GAAP results.

EBIT (earnings before interest, taxes and noncontrolling interests) was $67 million, up 90% from $35 million a year ago. Adjusted EBIT was $77 million, up 64% from $46 million in third quarter 2009.

“We delivered another strong performance this quarter. Our results reflect our ability to take advantage of higher OE production volumes, which together with an increase in global aftermarket sales drove strong revenue growth and higher earnings,” said Gregg Sherrill, chairman and CEO, Tenneco. “Our results also show our commitment to ongoing actions that drive profitability improvement including managing costs and continuing to improve operational efficiency.”

EBITDA including noncontrolling interests (EBIT before depreciation and amortization) was $122 million, a 35% increase from $90 million the prior year. Adjusted EBITDA including noncontrolling interests was $129 million, a 28% increase from $101 million a year ago.

Adjusted third quarter 2010 and 2009 results:

	Q3 2010				Q3 2009
	EBITDA	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share
Earnings Measures	$122	$67	$10	$0.17	$90	$35	$(8)	$(0.17)

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	3	6	4	0.06	11	11	7	0.16
Pension charge	4	4	2	0.04	-	-	-	-
Costs related to refinancing	-	-	4	0.06	-	-	-	-
Net tax adjustments	-	-	4	0.06	-	-	4	0.08

Non-GAAP earnings measures	$129	$77	$24	$0.39	$101	$46	$3	$0.07

Third quarter 2010 adjustments:

  Restructuring and related expenses of $6 million pre-tax, or 6-cents per diluted share;
  A charge of $4 million pre-tax, or 4-cents per diluted share, related to an actuarial loss for a lump-sum pension payment;
  Costs of $5 million pre-tax, or 6-cents per diluted share, related to refinancing the company’s 10.25 percent notes with new 7.75 percent notes;
  Non-cash tax charges of $4 million, or 6-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in certain foreign jurisdictions.

Third quarter 2009 adjustments:

  Restructuring and related expenses of $11 million pre-tax, or 16-cents per diluted share;
  Non-cash tax charges of $4 million, or 8-cents per diluted share, primarily related to the impact of recording a valuation allowance against our tax benefit for losses in the U.S. and certain foreign jurisdictions.

REVENUE

Revenue in the third quarter rose to $1.542 billion, a 23% increase from $1.254 billion a year ago. Excluding substrate sales and the impact of $22 million in negative currency, revenue increased to $1.201 billion, up 20% from $999 million in third quarter 2009. The revenue increase was driven by higher OE production volumes across all regions – particularly North America - and increased global aftermarket sales.

GROSS MARGIN AND SGA&E

Gross margin in the quarter improved to 17.0% from 16.8% a year ago. The improvement was driven by stronger OE production volumes and related manufacturing efficiencies. Gross margin improved in both the OE and aftermarket businesses but was partially offset by a higher mix of OE generated revenue, including a higher mix of substrate sales, which together reduced gross margin by 1.1 percentage points.

SGA&E (selling, general, administrative and engineering) expense as a percent of sales decreased to 9.0% from 9.3% on higher year-over-year revenues. SGA&E expense increased to $139 million, versus $117 million in third quarter 2009, primarily due to higher performance-based compensation costs, restoring last year’s salary and benefit cuts and the $4 million charge for a lump-sum pension payment.

CASH FLOW AND DEBT

Cash generated by operations in the quarter was $17 million, versus $77 million in third quarter 2009. Inventory days-on-hand and days sales outstanding metrics improved in the quarter; however, the 23% increase in revenues drove a greater year-over-year use of cash for operations as the cash demand for accounts receivables and inventories increased.

Tenneco ended the third quarter with net debt at $1.113 billion, down from $1.331 billion a year ago.

Stronger earnings drove the company’s leverage ratio – net debt to adjusted EBITDA including noncontrolling interests – to 2.2x, an all-time low and down significantly from 5.0x at September 30, 2009.

Capital expenditures in the quarter were $34 million, up from third quarter 2009 spending of $22 million. Capital expenditures this quarter include investments in light and commercial vehicle customer programs and vehicle launches, and expanding in emerging markets such as India, China and Thailand. In the third quarter, Tenneco opened new facilities in Chennai, India and Guangzhou, China to support future business, beginning with the launch of Nissan’s new global small car platform.

OUTLOOK

Overall, the industry is recovering and that trend is continuing in the fourth quarter. However, the speed of the recovery varies by region. According to IHS Automotive fourth quarter production estimates, light vehicle production in North America is expected to rise 3% year-over-year but projected to decline in Europe by 5% and in South America by 2%. Light vehicle production in India is projected to increase 32% and China is expected to be relatively even with last year’s production level.

Tenneco’s revenue growth will be driven by global OE light vehicle production volume recovery; increasing ride and emission control content on light vehicle platforms; expanding business in fast-growing automotive markets; and the launch and ramp-up of new higher-content emission control business with commercial vehicle customers, particularly for off-road applications. In the third quarter, the company launched new emission control business with Caterpillar in North America and Deutz in Europe.

Tenneco is launching programs – beginning in the fourth quarter 2009 and through 2011 - with 11 different commercial vehicle customers to meet new diesel emissions regulations in China, North America, Europe and South America. Driving this growth is the company’s full suite of diesel aftertreatment solutions, which provides a range of options for different applications and customer powertrain strategies.

“Although the pace of the industry recovery continues to vary by region, Tenneco is well-positioned globally. We are benefiting from the balance across our operations in terms of markets, geography, customers, products and platform mix,” said Sherrill. “We are staying focused and aligned on our three-pillar strategy – technology-driven growth, operational excellence and balance sheet strength. Strong execution on these strategies continues to drive our performance as we launch new business and capture additional growth opportunities.”

REPORTING SEGMENT RESULTS

NORTH AMERICA

	Q3 10 Revenues	% Change vs. Q3 09	Q3 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 09
North America Original Equipment
Ride Control	133	25%	131	23%
Emission Control	457	42%	240	38%
Total North America Original Equipment	590	38%	371	32%

North America Aftermarket
Ride Control	125	13%	125	13%
Emission Control	47	20%	47	19%
Total North America Aftermarket	172	15%	172	14%

Total North America	762	32%	543	26%

  Stronger volumes on vehicles such as the Ford F-150 and Super-Duty pick-ups, GM’s crossover models and the GMT900 platform drove the increase in OE revenue, outpacing a 25% increase in industry light vehicle production*.
  Aftermarket revenue increased due to higher sales volumes in both product lines, driven by customer demand.
  North America EBIT rose to $42 million from $17 million a year ago, driven by higher OE production and aftermarket sales volumes and related manufacturing efficiencies, partially offset by the year-over-year increase in SGA&E expense. Third quarter 2010 EBIT includes $1 million in positive currency.
  Adjusted for the following items, EBIT increased to $51 million from $28 million.
    Third quarter 2010 EBIT includes $5 million in restructuring and related expenses and $4 million for the pension charge. Third quarter 2009 EBIT includes $11 million in restructuring and related expenses.

EUROPE, SOUTH AMERICA AND INDIA

	Q3 10 Revenues	% Change vs. Q3 09	Q3 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 09
Europe Original Equipment
Ride Control	110	3%	120	12%
Emission Control	270	15%	193	18%
Total Europe Original Equipment	380	11%	313	16%

Europe Aftermarket
Ride Control	50	1%	53	7%
Emission Control	40	(12%)	43	(4%)
Total Europe Aftermarket	90	(5%)	96	2%

South America & India	143	38%	116	27%

Total Europe, South America & India	613	13%	525	15%
  Tenneco’s position on better-selling vehicles such as the Ford Focus, VW Polo, Opel Astra, Ford Mondeo and the Daimler Sprinter drove an increase in Europe OE revenue, significantly above industry light vehicle production, which was up 2% year-over-year.*
  The increase in Europe aftermarket revenue excluding currency was the result of higher ride control sales including an increase in heavy duty sales, partially offset by a decline in emission control sales.
  South America and India revenue increased on stronger OE production volumes in both regions.
  Europe, South America and India EBIT increased to $15 million from $10 million a year ago. The increase was driven by a better mix on higher OE production volumes and materials management, partially offset by the year-over-year increase in SGA&E expense. Third quarter 2010 EBIT includes $2 million in negative currency.

ASIA PACIFIC

	Q3 10 Revenues	% Change vs. Q3 09	Q3 10 Revenues Excluding Currency & Substrate Sales	% Change vs. Q3 09
Asia	127	25%	100	24%

Australia	40	16%	33	2%

Total Asia Pacific	167	23%	133	18%
  Asia revenue was up, primarily due to strong production volumes in China on key Tenneco-supplied GM, VW and Audi platforms. Industry light vehicle production in China increased 14% year-over-year.*
  Australia revenue increased on stronger OE volumes. Industry light vehicle production was up 6% year-over-year.*
  Asia Pacific EBIT rose to $10 million from $8 million a year ago, driven by higher OE production volumes, mostly in China, and manufacturing efficiencies, partially offset by the higher year-over-year SGA&E expense.
  EBIT adjusted for the following item was $11 million, versus $8 million.
    Third quarter 2010 EBIT includes $1 million in restructuring and related expenses.

*IHS Automotive production estimates, October 2010; Federation of Automotive Products Manufacturers for Australia production estimates, October 2010.

Attachment 1
Statements of Income – 3 Months
Statements of Income – 9 Months
Balance Sheets
Statements of Cash Flows –3 Months
Statements of Cash Flows – 9 Months

Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 9 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 9 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 and 9 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 and 9 Months

CONFERENCE CALL

The company will host a conference call on Thursday, October 28, 2010 at 10:30 a.m. EDT. The dial-in number is 800-369-3130 (domestic) or 312-470-7157 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on October 28, 2010 through November 29, 2010. To access this recording, dial 866-373-1992 (domestic) or 203-369-0266 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

Tenneco is a $4.6 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 21,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco markets its products principally under the Monroe®, Walker®, Gillet™ and Clevite®Elastomer brand names.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” and “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products such as recent and significant production cuts by automotive manufacturers in response to difficult economic conditions;

(ii) the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers;

(iii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(iv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products;

(v) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans;

(vi) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries;

(vii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals;

(viii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(ix) the cost and outcome of existing and any future legal proceedings, and the impact of changes in and compliance with laws and regulations, including environmental laws and regulations and the adoption of the current mandated timelines for worldwide emissions regulations;

(x) workforce factors such as strikes or labor interruptions;

(xi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xii) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs;

(xiii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xiv) changes in accounting estimates and assumptions, including changes based on additional information;

(xv) acts of war and/or terrorism as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates; and

(xvi) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2009.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
THREE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$1,542		$1,254

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	1,280	(a)	1,043	(f)
Engineering, research and development	30		27
Selling, general and administrative	109	(b)	90
Depreciation and amortization of other intangibles	55	(a)	55
Total costs and expenses	1,474		1,215

Loss on sale of receivables	(1)	(e)	(2)
Other income (expense)	-		(2)
Total other income (expense)	(1)		(4)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	42	(a) (b)	17	(f)
Europe, South America & India	15		10
Asia Pacific	10	(a)	8
	67		35
Less:
Interest expense (net of interest capitalized)	36	(c) (e)	35
Income tax expense	15	(d)	4	(g)
Net income (loss)	16		(4)

Less: Net income attributable to noncontrolling interests	6		4
Net income (loss) attributable to Tenneco Inc.	$10		$(8)

Average common shares outstanding:
Basic	59.2		46.7
Diluted	61.1		46.7

Earnings (Loss) per share of common stock:
Basic	$0.17		$(0.17)
Diluted	$0.17		$(0.17)
(a) Includes restructuring and related charges of $6 million pre-tax, $4 million after tax or $0.06 per diluted share. Of the adjustment $3 million is recorded in cost of sales and $3 million is recorded in depreciation. Geographically, $5 million is recorded in North America and $1 million in Asia Pacific.

(b) Includes a charge of $4 million pretax, $2 million after tax or $0.04 per diluted share related to an actuarial loss for a lump-sum pension payment.

(c) Includes pre-tax expenses of $5 million, $4 million after tax or $0.06 per share for costs related to refinancing activities.

(d) Includes non-cash tax charges of $4 million or $0.06 per diluted share primarily related to the impact of recording a valuation allowance against our tax benefit for losses in certain foreign jurisdictions.

(e) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(f) Includes restructuring and related charges of $11 million pre-tax, $7 million after tax or $0.16 per diluted share, which is recorded in cost of sales in North America.

(g) Includes tax charges of $4 million or $0.08 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME (LOSS)
Unaudited
NINE MONTHS ENDED SEPTEMBER 30,
(Millions except per share amounts)

	2010		2009
Net sales and operating revenues	$4,360		$3,327

Costs and expenses
Cost of sales (exclusive of depreciation shown below)	3,575	(a)	2,783	(f)
Engineering, research and development	90		72
Selling, general and administrative	307	(b)	256	(f)
Depreciation and amortization of other intangibles	163	(a)	162	(f)
Total costs and expenses	4,135		3,273

Loss on sale of receivables	(3)	(d)	(6)
Other income (expense)	(3)		(9)	(g)
Total other income (expense)	(6)		(15)

Income before interest expense, income taxes,
and noncontrolling ownership interests
North America	128	(a) (b)	27	(f) (g)
Europe, South America & India	57	(a)	(1)	(f)
Asia Pacific	34	(a)	13
	219		39
Less:
Interest expense (net of interest capitalized)	100	(c) (e)	101
Income tax expense	45	(d)	18	(h)
Net income (loss)	74		(80)

Less: Net income attributable to noncontrolling interests	17		10
Net income (loss) attributable to Tenneco Inc.	$57		$(90)

Average common shares outstanding:
Basic	59.1		46.7
Diluted	60.9		46.7

Earnings (Loss) per share of common stock:
Basic	$0.97		$(1.93)
Diluted	$0.94		$(1.93)
(a) Includes restructuring and related charges of $15 million pre-tax, $10 million after tax or $0.16 per diluted share. Of the adjustment $10 million is recorded in cost of sales and $5 million is recorded in depreciation. Geographically, $12 million is recorded in North America, $2 million in Europe, South America and India and $1 million in Asia Pacific.

(b) Includes a charge of $4 million pretax, $2 million after tax or $0.04 per diluted share related to an actuarial loss for a lump-sum pension payment.

(c) Includes pre-tax expenses of $6 million, $5 million after tax or $0.07 per share for costs related to refinancing activities.

(d) Includes income tax expense of $3 million or $0.06 per diluted share related to income generated in lower tax rate jurisdictions as well as adjustments to tax estimates partially offset by the impact of not benefiting from U.S. and foreign tax losses.

(e) The adoption of the new accounting guidance in Accounting Standards Codification (ASC) 860, "Accounting for Transfers of Financial Assets, an amendment to FAS No. 140" in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. As a result, this impacted the statements of income by decreasing the loss on sale of receivables and increasing interest expense by the same amount.

(f) Includes restructuring and related charges of $17 million pre-tax, $11 million after tax or $0.24 per diluted share. Of the adjustment $14 million is recorded in cost of sales, $1 million is recorded in SG&A and $2 million is recorded in depreciation. Geographically, $14 million is recorded in North America and $3 million in Europe, South America and India.

(g) Includes charge of $5 million pre-tax, $3 million after tax or $0.07 per diluted share related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

(h) Includes tax charges of $40 million or $0.86 per diluted share primarily related to the impact of recording a valuation allowance against the tax benefit for losses in the U.S. and certain foreign jurisdictions.

	ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		September 30, 2010		December 31, 2009

Assets

	Cash and cash equivalents	$184		$167

	Receivables, net	969	(a),(c)	596	(a)

	Inventories	549		428

	Other current assets	215		202

	Investments and other assets	316		338

	Plant, property, and equipment, net	1,037		1,110

	Total assets	$3,270		$2,841

Liabilities and Shareholders' Equity

	Short-term debt	$70	(c)	$75

	Accounts payable	1,070		766

	Accrued taxes	49		36

	Accrued interest	30		22

	Other current liabilities	333		302

	Long-term debt	1,227	(b)	1,145	(b)

	Deferred income taxes	53		66

	Deferred credits and other liabilities	390		411

	Redeemable noncontrolling interests	10		7

	Tenneco Inc. shareholders' equity	5		(21)

	Noncontrolling interests	33		32

	Total liabilities and shareholders' equity	$3,270		$2,841

		September 30, 2010		December 31, 2009
(a)	Accounts Receivables net of:
	North America - Accounts receivables securitization programs	$-		$62
	Other - Accounts receivables securitization programs	$106		$75

		September 30, 2010		December 31, 2009
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$86		$-
	Term loan A (Due 2012)	-		133
	Term loan B (Due 2016)	150		-
	10.25% senior notes (Due 2013)	-		249
	8.625% subordinated notes (Due 2014)	500		500
	8.125% senior notes (Due 2015)	250		250
	7.75% senior notes (Due 2018)	225
	Other long term debt	16		13

		$1,227		$1,145
(c) An accounting rule change in the first quarter 2010 requires Tenneco to account for its accounts receivable securitization program in North America as secured borrowings. At September 30, 2010, there were no borrowings outstanding under the North America accounts receivable securitization program.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	September 30,
	2010	2009

Operating activities:
Net income (loss)	$16	$(4)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	55	55
Stock-based compensation	2	1
Deferred income taxes	(6)	(7)
Loss on sale of assets	-	2
Changes in components of working capital-
(Inc.)/dec. in receivables	(81)	(67)
(Inc.)/dec. in inventories	(52)	9
(Inc.)/dec. in prepayments and other current assets	(3)	(30)
Inc./(dec.) in payables	33	92
Inc./(dec.) in taxes accrued	12	1
Inc./(dec.) in interest accrued	7	8
Inc./(dec.) in other current liabilities	15	13
Changes in long-term assets	3	2
Changes in long-term liabilities	18	3
Other	(2)	(1)
Net cash provided by operating activities	17	77

Investing activities:
Proceeds from sale of assets	2	1
Cash payments for plant, property & equipment	(33)	(20)
Cash payments for software-related intangibles	(3)	(1)
Investments and other	(1)	1
Net cash used by investing activities	(35)	(19)

Financing activities:
Issuance of long-term debt	225	4
Debt issuance costs on long-term debt	(5)	-
Retirement of long-term debt	(246)	(7)
Net inc./(dec.) in bank overdrafts	10	6
Net inc./(dec.) in revolver borrowings and short-term debt excluding
current maturities on long-term debt	63	(51)
Distribution to noncontrolling interest partners	(3)	-
Net cash provided (used) by financing activities	44	(48)

Effect of foreign exchange rate changes on cash and cash equivalents	12	16

Increase in cash and cash equivalents	38	26
Cash and cash equivalents, July 1	146	111
Cash and cash equivalents, September 30	$184	$137

Cash paid during the period for interest	$28	$26
Cash paid during the period for income taxes (net of refunds)	18	20

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$12	$13

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Nine Months Ended
	September 30,
	2010		2009

Operating activities:
Net income (loss)	$74		$(80)
Adjustments to reconcile net income (loss)
to net cash provided by operating activities -
Depreciation and amortization of other intangibles	163		162
Stock-based compensation	7		5
Deferred income taxes	(4)		(10)
Loss on sale of assets	3		6
Changes in components of working capital-
(Inc.)/dec. in receivables	(374)	(a)	(124)
(Inc.)/dec. in inventories	(123)		76
(Inc.)/dec. in prepayments and other current assets	(1)		(35)
Inc./(dec.) in payables	265		56
Inc./(dec.) in taxes accrued	13		20
Inc./(dec.) in interest accrued	8		9
Inc./(dec.) in other current liabilities	34		8
Changes in long-term assets	4		8
Changes in long-term liabilities	(3)		4
Other	(2)		3
Net cash provided by operating activities	64		108

Investing activities:
Proceeds from sale of assets	3		3
Cash payments for plant, property & equipment	(105)		(86)
Cash payments for software-related intangibles	(11)		(5)
Acquisition of business, net of cash acquired	-		1
Investments and other	1		1
Net cash used by investing activities	(112)		(86)

Financing activities:
Issuance of long-term debt	380		6
Debt issuance costs on long-term debt	(14)		(8)
Retirement of long-term debt	(383)		(15)
Net inc./(dec.) in bank overdrafts	12		(18)
Net inc./(dec.) in revolver borrowings and short-term debt excluding
current maturities on long-term debt	83		24
Distribution to noncontrolling interest partners	(14)		(10)
Net cash provided (used) by financing activities	64		(21)

Effect of foreign exchange rate changes on cash and cash equivalents	1		10

Increase in cash and cash equivalents	17		11
Cash and cash equivalents, January 1	167		126
Cash and cash equivalents, September 30	$184		$137

Cash paid during the period for interest	$89		$91
Cash paid during the period for income taxes (net of refunds)	42		32

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$12		$13

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	Q3 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$10

Net income attributable to noncontrolling interests				6

Net income				16

Income tax expense				15

Interest expense (net of interest capitalized)				36

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$42	$15	$10	67

Depreciation and amortization of other intangibles	28	21	6	55

Total EBITDA including noncontrolling interests (2)	$70	$36	$16	$122

	Q3 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(8)

Net income attributable to noncontrolling interests				4

Net loss				(4)

Income tax expense				4

Interest expense (net of interest capitalized)				35

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$17	$10	$8	35

Depreciation and amortization of other intangibles	27	23	5	55

Total EBITDA including noncontrolling interests (2)	$44	$33	$13	$90
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	Q3 2010				Q3 2009
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income (loss) attributable to Tenneco Inc.	Per Share
Earnings Measures	$122	$67	$10	$0.17	$90	$35	$(8)	$(0.17)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	3	6	4	0.06	11	11	7	0.16
Pension charge (4)	4	4	2	0.04	-	-	-	-
Costs related to refinancing	-	-	4	0.06	-	-	-	-
Net tax adjustments	-	-	4	0.06	-	-	4	0.08

Non-GAAP earnings measures	$129	$77	$24	$0.39	$101	$46	$3	$0.07

					Q3 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$42	$15	$10	$67
Restructuring and related expenses					5	-	1	6
Pension charge					4	-	-	4
Adjusted EBIT					$51	$15	$11	$77

					Q3 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$17	10	$8	$35
Restructuring and related expenses					11	-	-	11
Adjusted EBIT					$28	$10	$8	$46
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the third quarters of 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Includes a charge related to an actuarial loss for a lump-sum pension payment.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited

	YTD 2010
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net income attributable to Tenneco Inc.				$57

Net income attributable to noncontrolling interests				17

Net income				74

Income tax expense				45

Interest expense (net of interest capitalized)				100

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$128	$57	$34	219

Depreciation and amortization of other intangibles	83	64	16	163

Total EBITDA including noncontrolling interests (2)	$211	$121	$50	$382

	YTD 2009
	North	Europe,	Asia
	America	SA & India	Pacific	Total
Net loss attributable to Tenneco Inc.				$(90)

Net income attributable to noncontrolling interests				10

Net loss				(80)

Income tax expense				18

Interest expense (net of interest capitalized)				101

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	$27	$(1)	$13	39

Depreciation and amortization of other intangibles	83	66	13	162

Total EBITDA including noncontrolling interests (2)	$110	$65	$26	$201
(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited

	YTD 2010				YTD 2009
	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net loss attributable to Tenneco Inc.	Per Share
Earnings Measures	$382	$219	$57	$0.94	$201	$39	$(90)	$(1.93)

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses	10	15	10	0.16	15	17	11	0.24
Pension charge (4)	4	4	2	0.04	-	-	-	-
Environmental reserve (5)	-	-	-	-	5	5	3	0.07
Costs related to refinancing	-	-	5	0.07	-	-	-	-
Net tax adjustments	-	-	3	0.06	-	-	40	0.86

Non-GAAP earnings measures	$396	$238	$77	$1.27	$221	$61	$(36)	$(0.76)

					YTD 2010
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$128	$57	$34	$219
Restructuring and related expenses					12	2	1	15
Pension charge					4	-	-	4
Adjusted EBIT					$144	$59	$35	$238

					YTD 2009
					North	Europe,	Asia
					America	SA & India	Pacific	Total
EBIT					$27	(1)	$13	$39
Restructuring and related expenses					14	3	-	17
Environmental reserve (5)					5	-	-	5

Adjusted EBIT					$46	$2	$13	$61
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results for the first nine months of 2010 and 2009 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods.  Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.  Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business.  The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Includes a charge related to an actuarial loss for a lump-sum pension payment.

(5) Represents costs related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	Q3 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$133	$2	$131	$-	$131
Emission Control	457	1	456	216	240
Total North America Original Equipment	590	3	587	216	371

North America Aftermarket
Ride Control	125	-	125	-	125
Emission Control	47	-	47	-	47
Total North America Aftermarket	172	-	172	-	172

Total North America	762	3	759	216	543

Europe Original Equipment
Ride Control	110	(10)	120	-	120
Emission Control	270	(18)	288	95	193
Total Europe Original Equipment	380	(28)	408	95	313

Europe Aftermarket
Ride Control	50	(3)	53	-	53
Emission Control	40	(3)	43	-	43
Total Europe Aftermarket	90	(6)	96	-	96

South America & India	143	4	139	23	116

Total Europe, South America & India	613	(30)	643	118	525

Asia	127	1	126	26	100

Australia	40	4	36	3	33

Total Asia Pacific	167	5	162	29	133

Total Tenneco Inc.	$1,542	$(22)	$1,564	$363	$1,201

	Q3 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$107	$-	$107	$-	$107
Emission Control	321	-	321	147	174
Total North America Original Equipment	428	-	428	147	281

North America Aftermarket
Ride Control	110	-	110	-	110
Emission Control	40	-	40	-	40
Total North America Aftermarket	150	-	150	-	150

Total North America	578	-	578	147	431

Europe Original Equipment
Ride Control	107	-	107	-	107
Emission Control	235	-	235	73	162
Total Europe Original Equipment	342	-	342	73	269

Europe Aftermarket
Ride Control	50	-	50	-	50
Emission Control	46	-	46	-	46
Total Europe Aftermarket	96	-	96	-	96

South America & India	103	-	103	12	91

Total Europe, South America & India	541	-	541	85	456

Asia	102	-	102	21	81

Australia	33	-	33	2	31

Total Asia Pacific	135	-	135	23	112

Total Tenneco Inc.	$1,254	$-	$1,254	$255	$999
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited

	YTD 2010
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$401	$10	$391	$-	$391
Emission Control	1,200	6	1,194	532	662
Total North America Original Equipment	1,601	16	1,585	532	1,053

North America Aftermarket
Ride Control	376	3	373	-	373
Emission Control	128	2	126	-	126
Total North America Aftermarket	504	5	499	-	499

Total North America	2,105	21	2,084	532	1,552

Europe Original Equipment
Ride Control	340	(15)	355	-	355
Emission Control	805	(22)	827	262	565
Total Europe Original Equipment	1,145	(37)	1,182	262	920

Europe Aftermarket
Ride Control	145	(5)	150	-	150
Emission Control	108	(4)	112	-	112
Total Europe Aftermarket	253	(9)	262	-	262

South America & India	382	28	354	49	305

Total Europe, South America & India	1,780	(18)	1,798	311	1,487

Asia	359	2	357	78	279

Australia	116	18	98	7	91

Total Asia Pacific	475	20	455	85	370

Total Tenneco Inc.	$4,360	$23	$4,337	$928	$3,409

	YTD 2009
				Substrate	Revenues
				Sales	Excluding
			Revenues	Excluding	Currency
		Currency	Excluding	Currency	and Substrate
	Revenues	Impact	Currency	Impact	Sales
North America Original Equipment
Ride Control	$269	$-	$269	$-	$269
Emission Control	810	-	810	370	440
Total North America Original Equipment	1,079	-	1,079	370	709

North America Aftermarket
Ride Control	318	-	318	-	318
Emission Control	118	-	118	-	118
Total North America Aftermarket	436	-	436	-	436

Total North America	1,515	-	1,515	370	1,145

Europe Original Equipment
Ride Control	304	-	304	-	304
Emission Control	645	-	645	202	443
Total Europe Original Equipment	949	-	949	202	747

Europe Aftermarket
Ride Control	137	-	137	-	137
Emission Control	120	-	120	-	120
Total Europe Aftermarket	257	-	257	-	257

South America & India	261	-	261	33	228

Total Europe, South America & India	1,467	-	1,467	235	1,232

Asia	257	-	257	59	198

Australia	88	-	88	7	81

Total Asia Pacific	345	-	345	66	279

Total Tenneco Inc.	$3,327	$-	$3,327	$671	$2,656
(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO IC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited

	Q3 2010 vs. Q3 2009 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$26	25%	$24	23%
Emission Control	136	42%	66	38%
Total North America Original Equipment	162	38%	90	32%

North America Aftermarket
Ride Control	15	13%	15	13%
Emission Control	7	20%	7	19%
Total North America Aftermarket	22	15%	22	14%

Total North America	184	32%	112	26%

Europe Original Equipment
Ride Control	3	3%	13	12%
Emission Control	35	15%	31	18%
Total Europe Original Equipment	38	11%	44	16%

Europe Aftermarket
Ride Control	-	1%	3	7%
Emission Control	(6)	(12%)	(3)	(4%)
Total Europe Aftermarket	(6)	(5%)	-	2%

South America & India	40	38%	25	27%

Total Europe, South America & India	72	13%	69	15%

Asia	25	25%	19	24%

Australia	7	16%	2	2%

Total Asia Pacific	32	23%	21	18%

Total Tenneco Inc.	$288	23%	$202	20%

	YTD Q3 2010 vs. YTD Q3 2009 $ Change Increase (Decrease)
	Revenues	% Change	Revenues Excluding Currency and Substrate Sales	% Change
North America Original Equipment
Ride Control	$132	49%	$122	46%
Emission Control	390	48%	222	51%
Total North America Original Equipment	522	48%	344	49%

North America Aftermarket
Ride Control	58	18%	55	17%
Emission Control	10	9%	8	7%
Total North America Aftermarket	68	16%	63	14%

Total North America	590	39%	407	36%

Europe Original Equipment
Ride Control	36	12%	51	17%
Emission Control	160	25%	122	27%
Total Europe Original Equipment	196	21%	173	23%

Europe Aftermarket
Ride Control	8	6%	13	10%
Emission Control	(12)	(10%)	(8)	(6%)
Total Europe Aftermarket	(4)	(1%)	5	2%

South America & India	121	46%	77	33%

Total Europe, South America & India	313	21%	255	21%

Asia	102	40%	81	41%

Australia	$28	30%	$10	12%

Total Asia Pacific	130	37%	91	33%

Total Tenneco Inc.	$1,033	31%	$753	28%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted EBITDA including noncontrolling interests
Unaudited

		Quarter Ended September 30,

		2010		2009

Total debt		$1,297		$1,468

Cash and cash equivalents		184		137

Debt net of cash balances (1)		1,113		1,331

Adjusted EBITDA including noncontrolling interests (2) (3)		510		268

Ratio of debt net of cash balances to adjusted EBITDA including noncontrolling interests (4)		2.2x		5.0x

	Q4 09	Q1 10	Q2 10	Q3 10	Q3 10 LTM

Net income (loss) attributable to Tenneco Inc.	17	7	40	10	74

Net income attributable to noncontrolling interests	9	5	6	6	26

Income tax expense (benefit)	(5)	15	15	15	40

Interest expense (net of interest capitalized)	32	32	32	36	132

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	53	59	93	67	272

Depreciation and amortization of other intangibles	59	55	53	55	222

Total EBITDA including noncontrolling interests (2)	112	114	146	122	494

Restructuring and related expenses	2	4	3	3	12

Pension charge (5)	-	-	-	4	4

Total Adjusted EBITDA including noncontrolling interest (3)	114	118	149	129	510

	Q4 08	Q1 09	Q2 09	Q3 09	Q3 09 LTM

Net loss attributable to Tenneco Inc.	(298)	(49)	(33)	(8)	(388)

Net income attributable to noncontrolling interests	2	2	4	4	12

Income tax expense	126	3	11	4	144

Interest expense (net of interest capitalized)	25	31	35	35	126

EBIT, Income before interest expense, income taxes and noncontrolling ownership interests (GAAP measure)	(145)	(13)	17	35	(106)

Depreciation and amortization of other intangibles	54	52	55	55	216

Total EBITDA including noncontrolling interests (2)	(91)	39	72	90	110

Restructuring and related expenses	24	2	2	11	39

Environmental reserve (6)	-	-	5	-	5

Goodwill impairment charge	114	-	-	-	114

Total Adjusted EBITDA including noncontrolling interest (3)	47	41	79	101	268
(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization.  EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles.  The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data.  In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance.  In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes.  Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to annual adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, annual adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Includes a charge related to an actuarial loss for a lump-sum pension payment.

(6) Represents a charge related to environmental liabilities of a company Tenneco acquired in 1996, at locations never operated by Tenneco, and for which that acquired company had been indemnified by Mark IV Industries, which declared bankruptcy in the second quarter 2009.

		ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited

	Three Months Ended September 30,

	2010	2009

Net sales and operating revenues	$1,542	$1,254

Less: Aftermarket revenues	312	283

Original equipment revenues	1,230	971

	Nine Months Ended September 30,

	2010	2009

Net sales and operating revenues	$4,360	$3,327

Less: Aftermarket revenues	890	793

Original equipment revenues	3,470	2,534
(1) Generally Accepted Accounting Principles

CONTACT:
Tenneco Inc.
Jane Ostrander
Media inquiries
847 482-5607
jostrander@tenneco.com
or
Linae Golla
Investor inquiries
847 482-5162
lgolla@tenneco.com